EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
Second Quarter 2026 Results
Record Revenue and Gross Margin; Remaining Performance Obligations at All-Time High
COSTA MESA, CALIFORNIA (August 6, 2026) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its second quarter ended July 4, 2026.
Second Quarter 2026 Recap
•Record Net Revenue was $224.5 million, an increase of 12% over Q2 2025*
•Record Gross margin of 28.0%, year-over-year growth of 160 bps
•Net income of $20.4 million (increase of 60% year-over-year) or $1.31 per diluted share, and 9.1% of revenue, up 270 bps year-over-year
•Non-GAAP adjusted net income of $18.4 million (increase of 35% year-over-year), or $1.18 per diluted share
•Adjusted EBITDA of $38.4 million (increase of 21% year-over-year), or 17.1% of revenue, up 130 bps year-over-year
•Remaining performance obligations (“RPO”) at an all-time high of $1.2 billion with strong bookings of $309.7 million during the quarter at a book-to-bill of 1.4x
“An outstanding second quarter and first half of 2026 for Ducommun. I could not be happier. Our team continued to make great progress towards our VISION 2027 goals with another record for revenue and gross margin during the second quarter. Net revenue grew by double digits at 12%, led by the continued ramp in commercial aerospace, along with solid gains in our defense business,” said Stephen G. Oswald, chairman, president and chief executive officer. “Significant growth on single-aisle aircraft including the Boeing 737 MAX and the Airbus A320 drove 16% year-over-year increase as our commercial aerospace business ramps up and DCO continues to build upon the strong momentum from the first quarter. Ducommun’s defense business saw significant growth once again across our missile franchise and particularly on the PAC-3 and SM-6 missile platforms, along with growth on fixed-wing aircraft platforms notably the F-15, partially offset by temporal weakness on radar, space and naval programs. The 1.4x book-to-bill was also an impressive performance in the quarter and dramatically better than Q2 2025.
“Margin expansion was very strong in the quarter expanding 160 bps year-over-year to an all-time record 28.0%. Adjusted EBITDA expanded by 130 bps year-over-year from 15.8% to 17.1% and DCO is in excellent shape working towards the VISION 2027 financial goal of 18% Adjusted EBITDA.
“Halfway through year four, our strong performance across revenue, gross margin, and Adjusted EBITDA margins along with our record level of Remaining Performance Obligations positions us well towards meeting our VISION 2027 targets. While we expect to see some continued destocking headwinds in the remaining quarters of 2026, we have begun to see those pressures ease gradually. Ducommun’s missile franchise also continues to gain strength both in revenue and orders, and we are well positioned to benefit from the expected major ramp-up in missile production.”

Second Quarter Results
Net revenue for the second quarter of 2026 was $224.5 million compared to $200.8 million for the second quarter of 2025. The year-over-year increase was primarily due to the following in the Company's key end-use markets:
•$12.0 million higher revenue in the Company’s commercial aerospace end-use markets due to higher rates on large aircraft platforms; and
•$7.9 million higher revenue in the Company’s military and space end-use markets due to higher rates on several missiles and fixed-wing aircraft platforms, partially offset by lower rates on a classified program, selected radar, rotary-wing aircraft, and naval platforms.
In addition, revenue for the Company’s industrial end-use markets for the second quarter of 2026 increased $3.8 million compared to the second quarter of 2025 mainly due to timing of orders.
Net income for the second quarter of 2026 was $20.4 million, or 9.1% of revenue, or $1.31 per diluted share, compared to net income of $12.8 million, or 6.4% of revenue, or $0.84 per diluted share, for the second quarter of 2025. This mainly reflects higher gross profit of $9.9 million. Selling, general and administrative (“SG&A”) expenses in the second quarter of 2026 compared to the second quarter of 2025 was flat as the second quarter of 2026 includes compensation clawback of $3.9 million, which is a reduction to SG&A expenses.
Gross profit for the second quarter of 2026 was $62.9 million, or 28.0% of revenue, compared to gross profit of $53.0 million, or 26.4% of revenue, for the second quarter of 2025. The increase in gross profit as a percentage of net revenue year-over-year was primarily due to higher manufacturing volume and savings from the facility consolidation program, partially offset by unfavorable product mix.
Operating income for the second quarter of 2026 was $28.3 million, or 12.6% of revenue, compared to operating income of $17.7 million, or 8.8% of revenue, in the comparable period last year. The year-over-year increase of $10.6 million was primarily due to higher gross profit and compensation clawback included as a reduction in selling, general and administrative expenses. Non-GAAP adjusted operating income for the second quarter of 2026 was $26.7 million, or 11.9% of revenue, compared to $20.6 million, or 10.2% of revenue, in the comparable period last year.
Adjusted EBITDA for the second quarter of 2026 was $38.4 million, or 17.1% of revenue, compared to $31.6 million, or 15.8% of revenue, for the comparable period in 2025.
Interest expense for the second quarter of 2026 was $3.5 million compared to $3.0 million in the comparable period of 2025. The year-over-year increase was primarily due to a higher outstanding debt balance, partially offset by lower interest rates.
During the second quarter of 2026, the net cash provided by operations was $33.5 million compared to $22.4 million during the second quarter of 2025. The higher net cash provided by operations during the second quarter of 2026 was primarily due to higher net income, higher accounts payable, and higher contract liabilities, partially offset by higher accounts receivable and higher inventories.
* As restated in the Company's Form 10-K/A filed with the Securities and Exchange Commission on May 8, 2026.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended July 4, 2026 was $131.4 million, compared to $109.7 million for the second quarter of 2025. The year-over-year increase was primarily due to the following in the Company's key end-use markets:
•$10.0 million higher revenue within the Company’s military and space end-use markets due to higher rates on several missiles and fixed-wing aircraft platforms, partially offset by lower rates on a classified program, radar, and naval platforms; and
•$7.9 million higher revenue in the Company’s commercial aerospace end-use markets due to higher rates on large aircraft and other commercial aerospace platforms.
In addition, revenue for the Company’s industrial end-use markets for the second quarter of 2026 increased $3.8 million compared to the second quarter of 2025 mainly due timing of orders.
Electronic Systems segment operating income for the quarter ended July 4, 2026 was $25.5 million, or 19.4% of revenue, compared to $20.5 million, or 18.6% of revenue, for the comparable quarter in 2025. The year-over-year increase of $5.0 million was primarily due to higher manufacturing volume, partially offset by unfavorable product mix.

Non-GAAP adjusted operating income for the second quarter of 2026 was $25.9 million, or 19.7% of revenue, compared to $20.9 million, or 19.1% of revenue, in the comparable period last year.

Structural Systems
Structural Systems segment net revenue for the quarter ended July 4, 2026 was $93.1 million, compared to $91.1 million for the second quarter of 2025. The year-over-year increase was primarily due to the following:
•$4.1 million higher revenue within the Company’s commercial aerospace end-use markets due to higher rates on large aircraft platforms; partially offset by
•$2.1 million lower revenue within the Company’s military and space end-use markets due to lower rates on selected military rotary-wing aircraft platforms, partially offset by higher rates on selected missiles platforms.
Structural Systems segment operating income for the quarter ended July 4, 2026 was $12.8 million, or 13.7% of revenue, compared to $9.3 million, or 10.2% of revenue, for the comparable quarter in 2025. The year-over-year increase of $3.5 million was primarily due to higher manufacturing volume and savings from the facility consolidation program, partially offset by unfavorable product mix. Non-GAAP adjusted operating income for the second quarter of 2026 was $14.6 million, or 15.7% of revenue, compared to $11.7 million, or 12.8% of revenue, in the comparable period last year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the second quarter of 2026 were $9.9 million, or 4.4% of total Company revenue, compared to $12.0 million, or 6.0% of total Company revenue, for the comparable quarter in the prior year. The year-over-year decrease in CG&A expenses was primarily due to compensation clawback of $3.9 million, which is a reduction to CG&A expenses, partially offset by higher compensation and benefits costs of $1.5 million and higher professional services fees of $0.5 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer will be held today, August 6, 2026 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register-conf.media-server.com/register/BId79a3549545545bbb662a173a75704e4
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q2 2026 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, expectations relating to the Company's VISION 2027 Strategy and its progress towards the financial goals stated therein, including but not limited to those relating to Adjusted EBITDA, potential destocking headwinds related to the Company's commercial aerospace business through the remainder of 2026, our expectations relating to the ability to continue the strong momentum from the Company's first quarter and our expectations related to the expected ramp up in missile production. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the cyclicality of our end-use markets, the level of U.S. government defense spending, our customers may experience changes in production rates or delays in the launch and certification of new products, timing of orders from our customers which are subject to cancellation, modification or rescheduling, our ability to obtain additional financing and service existing debt to fund capital expenditures and meet our working capital needs, legal and regulatory risks, including pending litigation matters generally and as well as any potential losses arising from third party subrogation claims related to the Guaymas performance center fire that may become material, the cost of expansion, consolidation and acquisitions, competition, economic and geopolitical developments – including supply chain issues, our ability to successfully implement restructuring, realignment and cost reduction activities that could adversely impact our ability to achieve our strategic objectives, international trade restrictions and our ability to obtain necessary U.S. government approvals for proposed sales to certain foreign customers, the impact of tariffs and elevated interest rates, risks associated with a prolonged partial or total U.S. federal government shutdown, the ability to attract and retain key personnel and avoid labor disruptions, the ability to adequately protect and enforce intellectual property rights, pandemics, disasters – natural or otherwise, and risk of cybersecurity attacks, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, August 6, 2026, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, net, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, gain on sale of property and other assets, and compensation clawback), including as a percentage of revenue, non-GAAP operating income, including as a percentage of net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP book-to-bill ratio. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.

CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	July 4, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$39,804	$45,289
Accounts receivable, net	146,918	124,442
Contract assets	259,666	249,845
Inventories	191,714	182,788
Production cost of contracts	6,246	7,178
Other current assets	17,095	16,442
Total Current Assets	661,443	625,984
Property and Equipment, Net	105,595	107,223
Operating Lease Right-of-Use Assets	56,064	40,077
Goodwill	244,600	244,600
Intangibles, Net	124,475	132,839
Deferred income taxes	10,085	15,500
Other Assets	22,292	20,192
Total Assets	$1,224,554	$1,186,415
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$95,575	$74,653
Contract liabilities	56,401	40,694
Accrued and other liabilities	33,282	51,071
Operating lease liabilities	6,718	7,817
Current portion of long-term debt	5,000	5,000
Total Current Liabilities	196,976	179,235
Long-Term Debt, Less Current Portion	271,425	298,790
Non-Current Operating Lease Liabilities	51,651	34,223
Other Long-Term Liabilities	14,064	12,686
Total Liabilities	534,116	524,934
Commitments and Contingencies
Shareholders’ Equity
Common Stock	151	149
Additional Paid-In Capital	245,823	248,482
Retained Earnings	436,619	406,304
Accumulated Other Comprehensive Income	7,845	6,546
Total Shareholders’ Equity	690,438	661,481
Total Liabilities and Shareholders’ Equity	$1,224,554	$1,186,415

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net Revenues	$224,492	$200,803	$433,514	$393,284
Cost of Sales	161,592	147,827	314,381	289,857
Gross Profit	62,900	52,976	119,133	103,427
Selling, General and Administrative Expenses	34,569	34,643	75,082	79,693
Restructuring Charges	—	608	—	1,034
Operating Income	28,331	17,725	44,051	22,700
Interest Expense, Net	(3,522)	(3,008)	(7,532)	(6,271)
Other Income	—	1,746	—	1,746
Income Before Taxes	24,809	16,463	36,519	18,175
Income Tax Expense	4,410	3,709	6,204	4,019
Net Income	$20,399	$12,754	$30,315	$14,156
Earnings Per Share
Basic earnings per share	$1.35	$0.85	$2.01	$0.95
Diluted earnings per share	$1.31	$0.84	$1.95	$0.93
Weighted-Average Number of Common Shares Outstanding
Basic	15,136	14,938	15,089	14,898
Diluted	15,555	15,216	15,581	15,196

Gross Profit %	28.0%	26.4%	27.5%	26.3%
SG&A %	15.4%	17.3%	17.3%	20.3%
Operating Income %	12.6%	8.8%	10.2%	5.8%
Net Income %	9.1%	6.4%	7.0%	3.6%
Effective Tax Rate	17.8%	22.5%	17.0%	22.1%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
GAAP net income	$20,399	$12,754	$30,315	$14,156
Non-GAAP Adjustments:
Interest expense, net	3,522	3,008	7,532	6,271
Income tax expense	4,410	3,709	6,204	4,019
Depreciation	4,269	3,991	8,212	8,268
Amortization	4,285	4,282	8,580	8,589
Stock-based compensation expense (1)	5,352	5,033	16,771	20,767
Restructuring charges	—	608	—	1,034
Gain on sale of property and other assets	—	(1,746)	—	(1,746)
Compensation clawback	(3,870)	—	(3,870)	—
Adjusted EBITDA	$38,367	$31,639	$73,744	$61,358
Net income as a % of net revenues	9.1%	6.4%	7.0%	3.6%
Adjusted EBITDA as a % of net revenues	17.1%	15.8%	17.0%	15.6%
(1) The three and six months ended July 4, 2026 and included zero and $0.3 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and six months ended June 28, 2025 included $0.6 million and $1.2 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and six months ended July 4, 2026 included $0.1 million and $0.3 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and six months ended June 28, 2025 each included $0.2 million of stock-based compensation expense recorded as cost of sales.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Six Months Ended
	% Change	July 4, 2026	June 28, 2025	% of Net Revenues 2026	% of Net Revenues 2025	% Change	July 4, 2026	June 28, 2025	% of Net Revenues 2026	% of Net Revenues 2025
Net Revenues
Electronic Systems	19.8%	$131,436	$109,704	58.5%	54.6%	13.8%	$249,026	$218,769	57.4%	55.6%
Structural Systems	2.1%	93,056	91,099	41.5%	45.4%	5.7%	184,488	174,515	42.6%	44.4%
Total Net Revenues	11.8%	$224,492	$200,803	100.0%	100.0%	10.2%	$433,514	$393,284	100.0%	100.0%
Segment Operating Income
Electronic Systems		$25,476	$20,458	19.4%	18.6%		$48,400	$37,908	19.4%	17.3%
Structural Systems		12,761	9,295	13.7%	10.2%		23,199	19,214	12.6%	11.0%
		38,237	29,753				71,599	57,122
Corporate General and Administrative Expenses (1)		(9,906)	(12,028)	(4.4)%	(6.0)%		(27,548)	(34,422)	(6.4)%	(8.8)%
Total Operating Income		$28,331	$17,725	12.6%	8.8%		$44,051	$22,700	10.2%	5.8%
Adjusted EBITDA
Electronic Systems
Operating Income		$25,476	$20,458				$48,400	$37,908
Depreciation and Amortization		3,626	3,575				7,210	7,141
Stock-Based Compensation Expense (2)		106	146				208	223
Restructuring Charges		—	81				—	171
		29,208	24,260	22.2%	22.1%		55,818	45,443	22.4%	20.8%
Structural Systems
Operating Income		12,761	9,295				23,199	19,214
Depreciation and Amortization		4,831	4,596				9,390	9,512
Stock-Based Compensation Expense (3)		89	143				171	322
Restructuring Charges		—	527				—	863
		17,681	14,561	19.0%	16.0%		32,760	29,911	17.8%	17.1%
Corporate General and Administrative Expenses (1)
Operating loss		(9,906)	(12,028)				(27,548)	(34,422)
Depreciation and Amortization		97	102				192	204
Stock-Based Compensation Expense (4)		5,157	4,744				16,392	20,222
Compensation Clawback		(3,870)	—				(3,870)	—
		(8,522)	(7,182)				(14,834)	(13,996)
Adjusted EBITDA		$38,367	$31,639	17.1%	15.8%		$73,744	$61,358	17.0%	15.6%
Capital Expenditures
Electronic Systems		$2,176	$783				$3,062	$3,048
Structural Systems		1,536	3,129				3,011	5,243
Corporate Administration		23	—				242	13
Total Capital Expenditures		$3,735	$3,912				$6,315	$8,304
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.
(2)The three and six months ended July 4, 2026 included $0.1 million and $0.2 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and six months ended June 28, 2025 each included $0.1 million of stock-based compensation expense recorded as cost of sales.

(3)The three and six months ended July 4, 2026 included less than $0.1 million and $0.1 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and six months ended June 28, 2025 each included $0.1 million of stock-based compensation expense recorded as cost of sales.
(4)The three and six months ended July 4, 2026 included zero and $0.3 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and six months ended June 28, 2025 included $0.6 million and $1.2 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Six Months Ended
GAAP To Non-GAAP Operating Income	July 4, 2026	June 28, 2025	% of Net Revenues 2026	% of Net Revenues 2025	July 4, 2026	June 28, 2025	% of Net Revenues 2026	% of Net Revenues 2025
GAAP operating income	$28,331	$17,725			$44,051	$22,700

GAAP operating income - Electronic Systems	$25,476	$20,458			$48,400	$37,908
Adjustments to GAAP operating income - Electronic Systems:
Restructuring charges	—	81			—	171
Amortization of acquisition-related intangible assets	374	374			747	747
Total adjustments to GAAP operating income - Electronic Systems	374	455			747	918
Non-GAAP adjusted operating income - Electronic Systems	25,850	20,913	19.7%	19.1%	49,147	38,826	19.7%	17.7%

GAAP operating income - Structural Systems	12,761	9,295			23,199	19,214
Adjustments to GAAP operating income - Structural Systems:
Restructuring charges	—	527			—	863
Amortization of acquisition-related intangible assets	1,860	1,860			3,719	3,719
Total adjustments to GAAP operating income - Structural Systems	1,860	2,387			3,719	4,582
Non-GAAP adjusted operating income - Structural Systems	14,621	11,682	15.7%	12.8%	26,918	23,796	14.6%	13.6%

GAAP operating loss - Corporate	(9,906)	(12,028)			(27,548)	(34,422)
Adjustments to GAAP Operating Income - Corporate
Compensation clawback	(3,870)	—			(3,870)	—
Total adjustments to GAAP Operating Income - Corporate	(3,870)	—			(3,870)	—
Non-GAAP adjusted operating loss - Corporate	(13,776)	(12,028)			(31,418)	(34,422)
Total non-GAAP adjustments to GAAP operating income	(1,636)	2,842			596	5,500
Non-GAAP adjusted operating income	$26,695	$20,567	11.9%	10.2%	$44,647	$28,200	10.3%	7.2%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
GAAP To Non-GAAP Net Income	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
GAAP net income	$20,399	$12,754	$30,315	$14,156
Adjustments to GAAP net income:
Restructuring charges	—	608	—	1,034
Gain on sale of property and other assets	—	(1,746)	—	(1,746)
Compensation clawback	(3,870)	—	(3,870)	—
Amortization of acquisition-related intangible assets	2,234	2,234	4,466	4,466
Total adjustments to GAAP net income before provision for income taxes	(1,636)	1,096	596	3,754
Income tax effect on non-GAAP adjustments (1)(2)	(405)	(219)	(851)	(751)
Non-GAAP adjusted net income	$18,358	$13,631	$30,060	$17,159

	Three Months Ended		Six Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
GAAP diluted earnings per share (“EPS”)	$1.31	$0.84	$1.95	$0.93
Adjustments to GAAP diluted EPS:
Restructuring charges	—	0.04	—	0.07
Gain on sale of property and other assets	—	(0.12)	—	(0.11)
Compensation clawback	(0.25)	—	(0.25)	—
Amortization of acquisition-related intangible assets	0.15	0.15	0.29	0.29
Total adjustments to GAAP diluted EPS before provision for income taxes	(0.10)	0.07	0.04	0.25
Income tax effect on non-GAAP adjustments (1)(2)	(0.03)	(0.01)	(0.06)	(0.05)
Non-GAAP adjusted diluted EPS	$1.18	$0.90	$1.93	$1.13

GAAP weighted-average shares - basic	15,136	14,938	15,089	14,898
GAAP weighted-average shares - diluted	15,555	15,216	15,581	15,196
(1) Effective tax rate of 20.0% used for both 2026 and 2025 adjustments.
(2) Compensation clawback tax deductible portion is $0.2 million for both three and six months ended July 4, 2026.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
REMAINING PERFORMANCE OBLIGATIONS BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	July 4, 2026	December 31, 2025
Consolidated Ducommun
Military and space	$722,743	$692,719
Commercial aerospace	419,934	402,174
Industrial	16,248	11,147
Total	$1,158,925	$1,106,040
Electronic Systems
Military and space	$516,743	$492,244
Commercial aerospace	69,147	49,535
Industrial	16,248	11,147
Total	$602,138	$552,926
Structural Systems
Military and space	$206,000	$200,475
Commercial aerospace	350,787	352,639
Total	$556,787	$553,114
Under generally accepted accounting principles in the United States Accounting Standards Codification 606, the Company defines performance obligations as customer placed purchase orders (“PO”) with firm fixed price and firm delivery dates. The unrecognized revenue on POs are the remaining performance obligations.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BOOK-TO-BILL RATIO CALCULATION - SUPPLEMENTAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Bookings, net (1)	$309,687	$118,805	$486,399	$286,540
Net revenues	$224,492	$200,803	$433,514	$393,284
Non-GAAP book-to-bill ratio	1.4	0.6	1.1	0.7
(1) Bookings, net is period ending remaining performance obligations (“RPO”) plus revenue recognized in the period less prior period ending RPO.